EXECUTION VERSION PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS THIS PURCHASE AND SALE AGREEMENT AND JOINT ESCROW INSTRUCTIONS (this “Agreement”) is made as of November 26, 2025 (the “Effective Date”) by and between 300 JONES ROAD LLC, a Delaware limited liability company (“Seller”), and 300 JONES ROAD ASSOCIATES LLC, a Delaware limited liability company (“Purchaser”). ARTICLE I PURCHASE AND SALE 1.1 Agreement of Purchase and Sale. Subject to the terms and conditions hereinafter set forth, Seller agrees to sell and convey and Purchaser agrees to purchase two (2) tracts of land containing an aggregate of approximately 151.67 acres of land in Spartanburg, South Carolina known as Tax Parcel 3-08-00-085.00 (137.220 acres) and Tax Parcel 3-08-00-085.01 (14.446 acres) (the “Land”), as more particularly described on Exhibit A attached hereto and made a part hereof, together with Seller’s right, title and interest in and to all easements, access rights, development rights and credits, hereditaments and appurtenances, if any, pertaining to or affecting the Land, including without limitation, all right, title, and interest of Seller in and to any roads, streets and ways, public or private, serving the Land and all right, title and interest of Seller in and to any land lying in the bed of any street, road, avenue, lane or right-of-way in front of, adjoining or adjacent to the Land, all mineral, oil and gas rights and profits, water rights, permits issued by the United States Army Corps of Engineers, if any, governmental permits, approvals, grading or mitigation plans, plans, licenses, and similar documents relating to the property, air rights, subsurface rights, and all sewer and utility rights allocated to the Land, and all of Seller’s rights, title, and interest under any and all tax incentives, tax exemptions whether created by contract, statute, or otherwise to the extent any such right, title or interest may exist (collectively, the “Property”). 1.2 Purchase Price. Seller is to sell and Purchaser is to purchase the Property for a total of EIGHTEEN MILLION DOLLARS ($18,000,000) (the “Purchase Price”), subject to adjustment as herein provided including, without limitation, Section 1.7. 1.3 Payment of Purchase Price. The Purchase Price, as increased or decreased by prorations and adjustments as herein provided, shall be payable in full at Closing in cash by wire transfer of immediately available federal funds to a bank account designated by Title Company (as such term is defined in Section 1.4 hereof) in writing to Purchaser prior to the Closing Date. 1.4 Deposit. Within two (2) business days after the Effective Date, Purchaser shall deposit with Land Services USA, LLC (1 S. Church Street, Suite 300 West Chester, PA 19382, Attn: Meegan Manion Anderson) (the “Title Company” and “Escrow Holder”) the sum of ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000) (the “Deposit”) in cash by wire transfer of immediately available federal funds to a bank account designated by Title Company prior to the Effective Date. The Title Company shall hold the Deposit in an interest- bearing account in accordance with the terms and conditions hereof and any supplementary instructions executed by the parties pursuant to the provisions of Section 1.5 hereof. All interest accruing on such sums shall become a part of the Deposit and shall be distributed as amounts of the Deposit in accordance with the terms of this Agreement. The Deposit shall be non-refundable to Purchaser except as expressly set forth in this Agreement. 1.5 Delivery to Title Company. Upon mutual execution of this Agreement, the parties hereto shall deposit an executed copy of this Agreement with Title Company, and this Agreement shall (along with such supplementary instructions not inconsistent herewith as either party hereto may deliver to Title Company) serve as escrow instructions to Title Company for the consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such additional escrow instructions as Title Company may reasonably require and which are not inconsistent with the provisions hereof and which do not impose additional obligations other than de minimis obligations; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control. 1.6 Independent Consideration. The parties mutually acknowledge and agree that in the event of any termination of this Agreement for any reason, Seller shall be entitled to retain a portion of the Deposit, in the amount of One Hundred Dollars ($100) (the “Independent Consideration”), which amount has been bargained for as consideration for Seller’s execution of this Agreement. The Independent Consideration is non-refundable in all events. Any provision herein that entitles Purchaser to a return of the Deposit upon termination or cancellation of this Agreement shall be construed to provide for a return of the entire portion of the Deposit less the Independent Consideration. 1.7 Pre-Closing Substation Work. Notwithstanding anything to the contrary contained herein, the Purchase Price shall be subject to an upward adjustment to reflect (A) an increase in an amount equal to $85,729.21 in respect of pre-Effective Date work and (B) the documented expenses actually incurred and paid for by Seller and its affiliates from and after Effective Date and prior to the Closing (the “Closing Period”) for improvements, repairs, upgrades, and other work performed on the 60 MW substation (the “Substation”) to be located on the Property pursuant to one or more contracts to be entered into by Seller following the Effective Date that have been approved by Purchaser, such approval not to be unreasonably withheld, conditioned or delayed (collectively, the “Pre-Closing Substation Work Contracts” and each, a “Pre-Closing Substation Work Contract”, and such work to be performed thereunder, the “Pre-Closing Substation Work”), provided such Pre-Closing Substation Work is approved in writing by Purchaser, with such consent not to be unreasonably withheld, conditioned, or delayed and, provided, further, in no event shall the upward adjustment pursuant to the foregoing clause (B) exceed ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000), unless mutually agreed to in writing by Seller and Purchaser in their respective sole and absolute discretion. The adjustment amount pursuant to the foregoing clause (B) shall be equal to the actual costs incurred and paid for by Seller during the Closing Period, as evidenced by receipts, invoices, contractor bills, permits, or other reasonable documentation provided to Purchaser. Purchaser may only withhold consent if the proposed Pre-Closing Substation Work is demonstrably unnecessary or not beneficial to the operation, maintenance, or value of the Substation, as supported by written evidence from a mutually agreed upon and qualified third-party engineer or industry expert. The adjusted Purchase Price shall be reflected in the final settlement statement at Closing. The Parties acknowledge and agree that, prior to the Effective Date, Seller has provided Purchaser with a detailed description of the proposed Pre-Closing Substation Work, including estimated costs, that will occur after the Effective Date, which description is attached hereto as Exhibit F and which has been approved by Purchaser. Seller acknowledges and agrees that Seller shall not be entitled to reimbursement for any Pre-Closing Substation Work in the event Closing does not occur. ARTICLE II PURCHASER’S DUE DILIGENCE 2.1 Physical Inspection of the Property. (a) Right of Entry. During the period commencing on the Effective Date and until Closing or the termination of this Agreement, Purchaser, through its employees, agents and consultants (collectively, “Agents”), shall be entitled to enter the Property at reasonable times and upon reasonable notice to Seller, to conduct, at Purchaser’s sole cost and expense, an inspection of the Property including, without limitation, an inspection of the condition of title to the Property pursuant to Section 2.3 below, and a review and investigation of the effect of any zoning, maps, permits, reports, engineering data, landscape plans, improvement plans, business and development prospects for the Property, the feasibility of developing the Property in accordance with Purchaser’s intended use of the Property, regulations, ordinances and laws affecting the Property, and such other matters as Purchaser deems relevant (collectively, the “Investigations”). If the Purchaser desires to do any invasive testing at the Property, Purchaser shall submit a work plan outlining the scope of the work to be performed and obtain Seller’s prior written consent to conduct such invasive testing, which consent may be withheld by Seller in its sole discretion. Purchaser shall permit Seller or its representative to be present to observe any testing or other inspection or due diligence review performed on or at the Property. If any inspection or test performed by Purchaser or its authorized agents and contractors disturbs the Property, Purchaser will restore the Property to the same condition as existed immediately prior to any such inspection or test. Notwithstanding anything to the contrary contained herein, prior to the Closing, Purchaser shall not contact any governmental authority or Duke Energy without first obtaining the prior written consent of Seller, which consent will not be unreasonably withheld, and Seller, at Seller’s election, shall be entitled to have a representative participate in any telephone or other contact made by Purchaser to a governmental authority or Duke Energy, as the case may be, and present at any meeting by Purchaser with a governmental authority or Duke Energy, as the case may be, it being agreed that, notwithstanding anything herein, neither Purchaser nor any affiliate thereof shall be liable to Seller or any affiliate thereof for any communications made to Duke Energy by or on behalf of Purchaser so long as Purchaser is not in breach of this sentence. (b) Notwithstanding any such Investigation, or anything to the contrary herein contained, Purchaser's obligations hereunder shall not be limited or otherwise affected as a result of any fact, circumstance or other matter of any kind discovered following the date hereof in connection with any such Investigations, access or otherwise. Without limiting the generality of the foregoing: (i) Purchaser agrees that it shall not have any so-called "due diligence period" and that it shall have no right to terminate this Agreement or obtain a reduction of the Purchase Price as a result of any such fact, circumstance or other matter so discovered (including, without limitation, relating to the physical condition of the Property, the operations of the Property or otherwise) unless the same otherwise constitutes a default or breach hereunder and (ii) Purchaser shall have no right to terminate this Agreement or obtain a return of the Deposit except as otherwise expressly provided in this Agreement. Nothing contained in the foregoing provisions of this Section 2.1(b) shall limit Purchaser’s rights to terminate this Agreement as otherwise expressly set forth herein. (c) Insurance. All Investigations shall be conducted at Purchaser’s sole cost and expense and in accordance with all requirements of applicable law. Purchaser agrees that, in making any physical or environmental inspections of the Property, Purchaser and all of Purchaser’s Agents entering onto the Property shall carry not less than $2,000,000 combined, single limit, general liability insurance policy of insurance insuring all activity and conduct of Purchaser and its Agents while exercising such right of access and naming Seller as an additional insured. Purchaser will provide Seller with an ACORD (or its equivalent) certificate evidencing such coverage prior to entry on the Property. (d) Purchaser agrees to keep the Property free and clear of any liens filed against the Property and to protect, indemnify, defend and hold Seller and its partners, agents, officers, contractors and employees harmless from and against any and all actual out of pocket: claim for liabilities, losses, costs, expenses (including reasonable attorneys’ fees), damages, liens or injuries arising out of or resulting from the inspection of, or entry on, the Property by Purchaser or its agents, but excluding special, consequential, and punitive damages; provided that Purchaser shall not be liable for the discovery of any matter at the Property nor shall Purchaser be liable to the extent of any gross negligence or willful misconduct of Seller or its affiliates. Such obligation to indemnify and hold harmless Seller shall survive any termination of this Agreement for one (1) year. 2.2 Seller’s Property Documents. Prior to the Effective Date, Seller has delivered to Purchaser copies of the following documents and materials to the extent within Seller’s possession or control (collectively, “Seller’s Control”) that relate to the Property: (i) the latest real and personal property tax bills and value renditions from all taxing authorities; (ii) any environmental reports; (iii) any written notices, reports, citations, orders, decisions, correspondence, or memoranda from any governmental authority (including, but not limited to, copies of any zoning letters) and applications to any governmental authority; (iv) copies of any service agreements and contracts relating to the upkeep, repair, maintenance or operation of the Property; (v) all permits issued by any governmental authority relating to the operation of the Property and any agreements with any governmental agency or authority; and (vi) Seller’s current title insurance policy and existing surveys of the Property (collectively, the “Property Documents”). All of the Property Documents are provided simply as an accommodation to Purchaser, and Seller makes no representations or warranties as to their accuracy; provided, however, the foregoing shall not limit any of Seller’s representation and warranties set forth in Section 4.1 below. Purchaser understands that some of the foregoing documents were provided by others to Seller and were not prepared by or verified by Seller for accuracy. Seller shall continue to deliver to Purchaser other similar documents and materials requested by Purchaser in writing that are in Seller’s Control; provided that Seller is not obligated to provide any documents or other materials that are Seller’s internal memoranda, privileged, confidential or proprietary.

2.3 Approval of Title. (a) Prior to the Effective Date, (i) Seller delivered a copy of the Existing Survey and the Subdivision Plat, and a draft of the Survey Update (as defined below) to Purchaser and (ii) Purchaser ordered a current title commitment for the Property (the “Title Commitment”). As used herein, “Existing Survey” means that certain ALTA/NSPS Land Title Survey dated October 13, 2020, prepared by P.P. Pirkle, Jr., PLS, as Pirkle & Associates Surveying, Inc. network project no. 202002534-002 BLK, and “Subdivision Plat” means that certain Boundary & Re- Combination Survey for 300 Jones Road, LLC prepared by Branyon Land Surveying, Inc. dated September 26, 2023, updated November 2, 2023 and recorded in the Register of Deeds Officer for Spartanburg County on November 8, 2023 in Plat Book 184 at Page 427-427. (b) Prior to the Effective Date, the Title Company has delivered the Title Commitment to Purchaser, a copy of which has been provided to Seller. Purchaser shall have until 5:00 p.m. (Eastern time) on December 3, 2025 (the “Title Approval Date”) to (1) review and approve title to the Property (including, but not limited to, the Title Commitment, the exceptions disclosed therein, the Existing Survey, the Subdivision Plat and the Survey Update (defined below)) and (2) obtain from Escrow Holder a proforma title policy for a 2006 ALTA Owner’s Policy of Title Insurance (the “Proforma”), in the amount of the Purchase Price, showing the Property vested in Purchaser and subject only to (i) non-delinquent real property taxes and assessments, (ii) local, state and federal laws, ordinances or governmental regulations, including but not limited to, building and zoning laws, ordinances and regulations, now or hereafter in effect relating to the Property (but excluding any violations thereof existing on the Closing Date), and (iii) matters deemed approved by Purchaser pursuant to the last sentence of this Section 2.3(b) (collectively, the “Permitted Exceptions”), together with “extended coverage” and such endorsements thereto as Purchaser shall reasonably require (collectively, the “Title Policy”). Prior to the Effective Date, Seller, at Seller’s sole cost and expense, has ordered an update to the Existing Survey (the “Survey Update”), a draft of which has been provided to Purchaser prior to the Effective Date. Seller agrees that in the event Purchaser does not receive the completed Survey Update by December 1, 2025 or in the event Purchaser disapproves title to the Property (such disapproval to be based on reasonable objections specified in writing to Seller with respect to matters that materially impair the Property’s development, value or use for datacenter operations and that were not depicted on the Existing Survey) or does not timely receive the Proforma (in a form reasonably acceptable to Purchaser), in either case Purchaser shall have the right to terminate this Agreement by giving written notice thereof to Seller (the “Title Termination Notice”) prior to the Title Approval Date. If Purchaser gives the Title Termination Notice on or before the Title Approval Date, this Agreement shall terminate and the entire Deposit plus all accrued interest thereon shall be immediately returned to Purchaser. If Purchaser does not give the Title Termination Notice on or before the Title Approval Date, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this Section 2.3(b), and all title exceptions disclosed on the proforma Title Policy approved by Purchaser on or before the Title Approval Date (the “Approved Proforma”) shall be deemed approved by Purchaser. Purchaser shall deliver a copy of the Approved Proforma to Seller promptly after Purchaser’s receipt thereof. (c) Notwithstanding anything in this Agreement to the contrary, Seller shall, at its sole cost, on or prior to the Closing, cause to be eliminated from title to the Property, (i) any and all monetary liens and encumbrances (other than liens for non-delinquent real estate taxes and assessments, and supplemental taxes and assessments), (ii) mechanic’s and materialmen’s liens, notices of mechanic’s and materialmen’s liens, and (iii) any and all judgment liens against the Seller, in each case that are in a liquidated amount and can be satisfied solely by the payment of money (collectively, the “Mandatory Cure Items”), such that the Title Policy will be issued to Purchaser with no exception for Mandatory Cure Items. Seller shall promptly deliver and provide any existing documentation and information required by the Title Company in connection with the Title Company’s issuance of mechanic’s lien coverage (whether by endorsement or otherwise) under the Title Policy. 2.4 AS-IS. Purchaser agrees that it is buying the property “AS IS” with no representations or warranties whatsoever made by Seller as to the condition of the Property, its intended use or any other matter relating to the Property, except as specifically stated in Section 4.1 of this Agreement. AT CLOSING, PURCHASER SHALL BE DEEMED TO HAVE RELEASED SELLER AND ANY AND ALL SELLER RELATED PARTIES (WITHOUT ANY FURTHER ACTION OF SELLER OR ANY SELLER RELATED PARTIES) FROM ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES WHICH PURCHASER OR ANY PARTY RELATED TO OR AFFILIATED WITH PURCHASER HAS OR MAY HAVE ARISING FROM OR RELATED TO ANY MATTER OR THING RELATED TO THE PROPERTY OR THE PHYSICAL CONDITION OF THE PROPERTY, ANY CONSTRUCTION DEFECTS AND ANY ERRORS OR OMISSIONS IN THE DESIGN OR CONSTRUCTION OF THE PROPERTY AND PURCHASER WILL NOT LOOK TO ANY OF THE SELLER RELATED PARTIES IN CONNECTION WITH THE FOREGOING FOR ANY REDRESS OR RELIEF. THIS RELEASE AT CLOSING INCLUDES CLAIMS OF WHICH PURCHASER IS PRESENTLY UNAWARE OR WHICH PURCHASER DOES NOT PRESENTLY SUSPECT TO EXIST WHICH, IF KNOWN BY PURCHASER, WOULD MATERIALLY AFFECT PURCHASER’S RELEASE TO SELLER. THIS RELEASE WILL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESS TERMS AND PROVISIONS, INCLUDING THOSE RELATING TO UNKNOWN AND UNSUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION. PURCHASER ACKNOWLEDGES THAT THE PURCHASE PRICE (AS HEREINAFTER DEFINED) REFLECTS THE “AS-IS” NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. PURCHASER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. AS USED HEREIN, “SELLER RELATED PARTY” MEANS ANY OF EACH SELLER'S FORMER, CURRENT AND FUTURE AFFILIATES, AND EACH OF THEIR RESPECTIVE FORMER, CURRENT AND FUTURE DIRECT OR INDIRECT DIRECTORS, OFFICERS, PRINCIPALS, GENERAL OR LIMITED PARTNERS, EMPLOYEES, STOCKHOLDERS, OTHER EQUITY HOLDERS, MEMBERS, MANAGERS, AGENTS, SUCCESSORS, ASSIGNEES, AFFILIATES, CONTROLLING PERSONS OR REPRESENTATIVES. NOTWITHSTANDING THE FOREGOING, THE TERMS OF THIS PARAGRAPH SHALL NOT APPLY TO (A) SPECIFIC CLAIMS MADE PURSUANT TO ANY OTHER PROVISION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, IN RESPECT OF BREACH OF REPRESENTATIONS OR WARRANTIES, (B) ANY CLAIMS ARISING OUT OF GROSS NEGLIGENCE, FRAUD, WILLFUL

MISCONDUCT, OR ILLEGAL ACTS OF SELLER OR OF ANY SELLER RELATED PARTY, AND (C) TORT CLAIMS RELATED TO THE PERIOD PRIOR TO CLOSING. THE TERMS AND PROVISIONS OF THIS SECTION 2.4 SHALL SURVIVE THE CLOSING. ARTICLE III CLOSING 3.1 Time and Place. The parties shall conduct an escrow closing (the “Closing”) on the later to occur of (i) December 11, 2025 or (ii) the date that is two (2) business days after Seller shall have received the Fully Executed First Amendment (as defined in Section 3.6(f) below) and the Fully Executed Letter Agreement Assignment (as defined in Section 3.6(h) below), unless mutually agreed to a later date in writing by the parties (such later date pursuant to preceding clause (i) and clause (ii), the “Closing Date”), but in no event shall the Closing Date be later than December 19, 2025 (the “Outside Closing Date”), unless this Agreement has terminated pursuant to Section 2.3(b) above or Purchaser and Seller have agreed in writing in their respective sole and absolute discretion to conduct the Closing prior to such date. If the Closing does not occur on the Closing Date or by 5:00 pm Eastern time on the Outside Closing Date, the Title Company shall, unless it is notified by both Seller and Purchaser in writing to the contrary within five (5) business days after the Closing Date, return to the depositor thereof items other than the Deposit (which will remain in escrow pending the earlier of (x) receipt of a written direction notice signed by both Purchaser and Seller or (y) the delivery to the Escrow Holder of a judgment of a court of competent jurisdiction directing disposition of the Deposit (except that if such judgment has been stayed pending appeal, then Escrow Holder shall retain the Deposit pending the final resolution of such appeal); provided that nothing herein shall prevent the Escrow Holder from depositing the Deposit with a court of competent jurisdiction in accordance with court procedure to the extent a litigation in respect of this Agreement has been filed at such court) which were deposited thereunder. At Closing, Seller and Purchaser shall perform the obligations set forth in, respectively, Section 3.2 hereof and Section 3.3 hereof, the performance of which obligations shall be concurrent conditions. 3.2 Seller’s Obligations at Closing. At or before 2:00 p.m. Eastern Time on the Closing Date, Seller shall deliver to the Title Company: (a) a duly executed special warranty deed in the form attached hereto as Exhibit B (the “Deed”), conveying the Property, subject only to the Permitted Exceptions; (b) a counterpart of a general assignment of intangibles and warranties in the form attached hereto as Exhibit C (“General Assignment of Intangibles”), executed by Seller. (c) a counterpart of a contract assignment for each Pre-Closing Substation Work Contract in substantially the form attached hereto as Exhibit H, executed by Seller and by each contractor or vendor under such Pre-Closing Substation Work Contract (each, a “Contract Assignment”).

(d) a counterpart of an affidavit by Seller stating that Seller is not a “foreign person” as defined in the Federal Foreign Investment in Real Property Tax Act of 1980 and the 1984 Tax Reform Act in a form acceptable to Title Company; (e) such disclosures and reports and transfer/stamp tax forms as are required by applicable state and local law in connection with the conveyance of real property, including without limitation: (1) a Nonresident Seller Withholding Affidavit duly executed by Seller, pursuant to S.C. Code Section 12-8-580 (Seller consents to withholding at Closing to the extent required by applicable law), and (2) either a Certificate of Compliance issued by the South Carolina Department of Revenue within thirty (30) days prior to Closing, or a Transferor Affidavit stating that the contemplated transaction hereunder is not a transfer of a majority of Seller’s assets, pursuant to S.C. Code Section 12-54-125; (f) such evidence as the Escrow Holder and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Seller; (g) an Owner’s Affidavit in the form attached hereto as Exhibit G, executed by Seller (the “Owner’s Affidavit”) and, if required by the Title Company in connection with its issuance of mechanic’s lien coverage (whether by endorsement or otherwise) under the Title Policy, Seller shall execute any instruments and documents required by the Title Company in connection therewith in form reasonably acceptable to Seller; (h) a duly executed Closing Statement (as defined below); and (i) any additional documents that Escrow Holder or Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, including, if required by the Title Company to issue the Title Policy with extended coverage, an owner’s declaration/affidavit (in addition to the Owner Affidavit), gap indemnity (indemnifying the Title Company for acts of Seller only), and other certificates, each in a form reasonably acceptable to Seller, Escrow Holder and Title Company, and each executed by Seller. At the Closing, Seller shall deliver to Purchaser possession and occupancy of the Property, subject only to the Permitted Exceptions. 3.3 Purchaser’s Obligations at Closing. At or before 2:00 p.m. Eastern Time on the Closing Date, Purchaser shall deliver to Title Company: (a) the full amount of the Purchase Price, as increased or decreased by prorations and adjustments as herein provided (including, without limitation, Section 1.7), in immediately available wire transferred funds, it being agreed that at Closing the Deposit shall be delivered to Seller and applied towards payment of the Purchase Price; (b) a counterpart of the General Assignment of Intangibles, executed by Purchaser; (c) a counterpart of each Contract Assignment, executed by Purchaser;

(d) such evidence as Escrow Holder and/or the Title Company may reasonably require as to the authority of the person or persons executing documents on behalf of Purchaser; (e) a duly executed Closing Statement; and (f) any additional documents that Escrow Holder or Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement, each in a form reasonably acceptable to Purchaser, Escrow Holder and Title Company, and each executed by Purchaser. 3.4 Title Company’s Obligations at Closing. At Closing, Title Company shall: (a) at such time as Title Company holds and is obligated to deliver the Purchase Price to Seller, record the Deed in the Register of Deeds of Spartanburg County, South Carolina; (b) deliver to Seller the net Purchase Price by wire transfer of immediately available federal funds to a bank account designated by Seller in writing to Title Company prior to the Closing; and (c) deliver to Seller and Purchaser settlement statements prepared by Title Company and approved by Seller and Purchaser (the “Closing Statements”), which the parties will use commercially reasonable efforts to approve not less than two (2) business days prior to the Closing. 3.5 Credits and Prorations. With respect to the Property, the following adjustments shall be made, and the following procedures shall be followed: (a) Costs and Expenses. Purchaser and Seller shall each pay its own attorneys’ fees and costs incurred in connection with the negotiation, execution, delivery and performance of this Agreement by such party. Seller shall pay (i) any documentary transfer taxes, deed stamps, transfer taxes and recording fees applicable to the transaction, (ii) one-half of Escrow Holder’s fees, and (iii) the cost of the Survey Update. Purchaser shall pay (x) the premium for the Title Policy and the cost of any endorsements thereto, and (y) one-half of Escrow Holder’s fees. (b) Prorations. All non-delinquent real estate taxes and non-delinquent assessments on the Property and other periodic expenses pertaining to the Property (if any), and any revenues pertaining to the Property, shall be prorated at Closing, and the proration of such taxes and assessment shall be based on the actual current tax bill. If any of the prorations or adjustments required pursuant to this Section 3.5(b) cannot be definitely calculated on the Closing Date, then they shall be estimated at the Closing and definitively calculated as soon after the Closing Date as practicable. As soon as the necessary information is available, Purchaser and Seller shall conduct a post-Closing review to determine the accuracy of all prorations and adjustments. Either party owing the other party a sum of money based on such subsequent prorations, adjustments or post-Closing review shall promptly pay said sum to the other party, together with documentation to support such demand. Notwithstanding the foregoing or anything to the contrary, in the event the sale under this Agreement or Purchaser’s use of the Property after Closing results in rollback taxes for periods before Closing, such rollback taxes will be the obligation of Seller. The obligations of Seller and Purchaser under this Section 3.5(b) shall survive the Closing. 3.6 Conditions Precedent to Obligation of Purchaser. The obligation of Purchaser to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions (collectively, the “Purchaser’s Conditions Precedent”): (a) Seller shall have delivered to Purchaser all of the items required to be delivered to Purchaser pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 3.2 hereof. (b) All of the representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date. (c) Without limiting in any way the preceding clause (a), Seller shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Seller as of the date of Closing. (d) The Title Company shall be irrevocably committed to issue the Title Policy in accordance with Section 2.3(b) hereof (e.g., subject only to Permitted Exceptions). (e) No material adverse change in the physical condition of the Property shall have occurred since the Effective Date. (f) (i) Seller shall have received the First Amendment to the Letter Agreement for Anticipated Electric Service and Related Facilities (the “First Amendment”) executed by Duke Energy Carolinas, LLC (“Duke Energy”) and Seller’s affiliate, Greenidge South Carolina LLC (“Greenidge”), amending the Letter Agreement for Anticipated Electric Service and Related Facilities, dated March 11, 2024, by and between Duke Energy and Greenidge (such agreement as amended by the First Amendment, the “Seller Letter Agreement”), and (ii) the Seller Letter Agreement has not been amended or revoked by Duke Energy or Greenidge as of the Closing Date. Promptly after Seller’s receipt of the final draft of the First Amendment (the “First Amendment Final Draft”) from Duke Energy, Seller shall deliver the First Amendment Final Draft to Purchaser. Purchaser shall notify Seller in writing of Purchaser’s irrevocable approval, in its sole and absolute discretion, of the First Amendment Final Draft within one (1) business day of Purchaser’s receipt thereof by delivering to Seller, in escrow, (A) an executed counterpart of the Letter Agreement Assignment (as defined in Section 3.6(h)) (the “Purchaser Executed Letter Agreement Assignment Counterpart”) or (B) a written rejection of the First Amendment Final Draft. If Purchaser fails to deliver to Seller within such one (1) business day period the Purchaser Executed Letter Agreement Assignment Counterpart, or if Purchaser timely delivers to Seller the written rejection described in the preceding clause (B), then in either such case, Purchaser shall be deemed, as of the expiration of such one (1) business day period, to have disapproved the First Amendment Final Draft and to have elected to terminate the Agreement whereupon the Deposit plus all interest accrued thereon shall be immediately returned to Purchaser. For the avoidance of doubt, Seller’s obligations pursuant to this Section 3.6(f) shall be deemed to be satisfied so long as Purchaser timely delivers the Purchaser Executed Letter Agreement Assignment Counterpart as

aforesaid and Seller has delivered on or prior to the Closing Date executed counterparts of the First Amendment Final Draft executed by Greenidge and Duke Energy that has not been amended or revoked by Greenidge or Duke Energy as of the Closing Date (as so mutually executed, the “Fully Executed First Amendment”). This condition shall also fail to be satisfied if Purchaser has not received the First Amendment Final Draft by December 17, 2025. (g) Reserved. (h) (i) On the Closing Date, Seller shall cause Greenidge to assign to Purchaser all of its right, title, claim and interest in and to the Seller Letter Agreement, pursuant to an Assignment and Assumption of Letter Agreement in the form attached hereto as Exhibit E (the “Letter Agreement Assignment”) and shall cause Greenidge and Duke energy to execute the Letter Agreement Assignment, and (ii) the Letter Agreement Assignment has not been amended or revoked by Greenidge or Duke Energy as of the Closing Date. For the avoidance of doubt, Seller’s obligations pursuant to this Section 3.6(h) shall be deemed to be satisfied so long as Seller has delivered on the Closing Date an executed counterpart of the Letter Agreement Assignment that has been executed by each of Seller, Purchaser and Duke Energy (as so executed by each of Seller, Purchaser and Duke Energy, the “Fully Executed Letter Agreement Assignment”). Purchaser’s Conditions Precedent are solely for the benefit of Purchaser and may be waived only by Purchaser. Any such waiver or waivers of any of Purchaser’s Conditions Precedent shall be in writing and shall be delivered to Seller. If any of Purchaser’s Conditions Precedent are not satisfied and have not been so waived by Purchaser on or prior to the Closing Date, Purchaser shall have the right to (i) terminate this Agreement whereupon the Deposit plus all interest accrued thereon shall be immediately returned to Purchaser or (ii) if such failure arises from Seller’s default or material breach of this Agreement, avail itself of any remedies provided in Section 5.2. Upon Purchaser’s consummation of Closing, all of Purchaser’s Conditions Precedent shall be deemed satisfied, provided the same shall not be deemed to implicate or modify any other remedies that Purchaser may have under this Agreement. 3.7 Conditions Precedent to Obligation of Seller. The obligation of Seller to consummate the transaction hereunder shall be subject to the fulfillment on or before the date of Closing of all of the following conditions (collectively, the “Seller’s Conditions Precedent”): (a) Seller shall have received the Purchase Price as adjusted pursuant to and payable in the manner provided for in this Agreement. (b) Purchaser shall have delivered to Seller all of the items required to be delivered to Seller pursuant to the terms of this Agreement, including but not limited to, those provided for in Section 3.3 hereof. (c) All of the representations and warranties of Purchaser contained in this Agreement shall be true and correct in all material respects as of the date of Closing. (d) Purchaser shall have performed and observed, in all material respects, all covenants and agreements of this Agreement to be performed and observed by Purchaser as of the date of Closing.

Seller’s Conditions Precedent are solely for the benefit of Seller and may be waived only by Seller. Any such waiver or waivers of any of Seller’s Conditions Precedent shall be in writing and shall be delivered to Seller. If any of Seller’s Conditions Precedent are not satisfied and have not been so waived by Seller on or prior to the Closing Date, Seller shall have the right to (i) terminate this Agreement whereupon the Deposit plus all interest accrued thereon shall be immediately returned to Purchaser or (ii) if such failure arises from Purchaser’s default or material breach of this Agreement, avail itself of any remedies provided in Section 5.1. Upon Seller’s consummation of Closing, all of Seller’s Conditions Precedent shall be deemed satisfied, provided the same shall not be deemed to cure or excuse any material breach or material inaccuracy in any representation, warranty or covenant of Seller expressly set forth in this Agreement or in any document delivered by Seller at Closing (when made or as of the Closing Date) first discovered by Seller after the Closing Date. ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS 4.1 Representations and Warranties of Seller. Seller hereby makes the following representations and warranties to Purchaser: (a) Organization and Authority. Seller has been duly organized/formed and is validly existing and in good standing under the laws of the State of Delaware and, if legally required, is qualified to do business in, and is in good standing under the laws of, the State of South Carolina. Seller has the full right, power and authority to enter into this Agreement and, to transfer all of the Property to be conveyed by Seller pursuant hereto and to consummate or cause to be consummated the transactions contemplated herein to be made by Seller. The performance by Seller of Seller’s obligations hereunder will not violate or constitute an event of default under the terms and provisions of any agreement, document or instrument to which Seller is a party or by which Seller or the Property is bound. (b) Legal Power; Authorization; Requisite Action. Seller has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. This Agreement is, and all the documents executed by Seller which are to be delivered by Seller to Purchaser at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). All requisite action (trust or otherwise) has been taken by Seller in connection with entering into this Agreement and the instruments referenced herein to be executed by Seller and by the Closing Date all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Seller to consummate the transaction contemplated by this Agreement. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Seller has/have the legal power, right, and actual authority to bind Seller to the terms and conditions hereof and thereof.

(c) Rights of Occupancy; No Unrecorded Easements. No leases, licenses or occupancy agreements encumber or relate to the Property. There does not exist with respect to the Property any unrecorded easement or other unrecorded agreement of whatever nature made or alleged to have been made by Seller (or, to Seller’s knowledge, by any predecessor in interest or title to Seller) that would or purports to bind the Property after Seller’s conveyance thereof or would or purports to bind any successor of Seller in interest or title to the Property. (d) Pending Actions; Condemnation. There is no action, suit, arbitration, unsatisfied order or judgment, governmental investigation or proceeding pending or, to Seller’s knowledge, threatened against Seller, the Property or the transaction contemplated by this Agreement. No condemnation proceedings relating to the Property are pending or, to Seller’s knowledge, threatened. (e) Bankruptcy Matters. Seller has not made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by Seller’s creditors, suffered the appointment of a receiver to take possession of substantially all of Seller’s assets, suffered the attachment or other judicial seizure of substantially all of Seller’s assets, admitted Seller’s inability to pay Seller’s debts as they come due, or made an offer of settlement, extension or composition to Seller’s creditors generally. (f) Contracts. No service, supply, maintenance, repair, construction, broker leasing or management contracts exist which relate in any way to, or encumber, the Property except to the extent such Contract will terminate without penalty upon (or prior to) Closing other than the Pre-Closing Substation Work Contracts related to the Pre-Closing Substation Work that Purchaser has previously approved in writing pursuant to the terms of Section 1.7. As of the Effective Date, Seller has not executed any Pre-Closing Substation Work Contracts, but Seller shall provide Purchaser with true, complete, and correct copies of any Pre-Closing Substation Work Contracts entered into following the Effective Date. With respect to the Pre-Closing Substation Work: (i) as of the Closing there shall exist no default, nor state of facts that, with notice, the passage of time, or both, would result in a default of the applicable Pre-Closing Substation Work Contract by Seller, nor to Seller’s knowledge, the counterparty thereto; (ii) as of the Effective Date, there are no unpaid, outstanding, or delinquent amounts owed in connection with the Pre-Closing Substation Work; and (iii) as of the Closing Date, there shall be no unpaid, outstanding, or delinquent amounts owed in connection with the Pre-Closing Substation Work, other than as set forth on Annex A of the Owner’s Affidavit. (g) Violations. Seller has not received any written notice from a governmental or quasi-governmental authority that the Property or the use thereof, is currently in violation of any governmental requirements (including, but not limited to, environmental, zoning and land use laws and regulations) or any covenants, conditions or restrictions encumbering the Property. To Seller’s knowledge, nothing in the current condition, occupancy or use of the Property violates or will require correction under any such governmental requirements, laws or regulations or under any such covenants, conditions or restrictions. (h) Zoning; Special Assessment District. To Seller’s knowledge, there is not pending any proposed change in the zoning of the Property or any proposal for a new special assessment district including the Property.

(i) Entitlements, Land Use and Utilities; Property Documents. Other than the Seller Letter Agreement, there are no entitlements, land use approvals, or utility and electric power approvals, commitments or agreements with respect to the Property. Seller has not pledged, encumbered or assigned, to any party Seller’s rights, titles or interests in, to or under the Seller Letter Agreement. (j) Hazardous Substances. Seller has not received from any third party (including any federal, state or municipal governmental agency) any written notices of claim, demand letters or other express written notification that Seller is or may be potentially responsible with respect to any investigation or clean-up of any Hazardous Substances (as defined below) located on the Property. There are no underground petroleum storage tanks in, on or under the Property. Seller has not received written notice of a claim, demand, action or proceeding of any kind relating to any Release (as hereinafter defined) or any violation of any Environmental Laws at the Property. As used in this Agreement, the following definitions shall apply: “Environmental Laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater, and includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601, et seq. (“CERCLA”), the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., and the Clean Water Act, 33 U.S.C. 1251, et seq. “Hazardous Substance(s)” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant or infectious waste, or words of similar import, in any of the Environmental Laws, and includes asbestos, petroleum or petroleum products (including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), polychlorinated biphenyls, urea formaldehyde, radon gas, radioactive matter, medical waste, and chemicals which may cause cancer or reproductive toxicity. “Release” shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, including continuing migration, of Hazardous Substances into or through soil, air, surface water or groundwater. 4.2 Survival of Seller’s Representations and Warranties; Cap. The representations and warranties of Seller set forth in Section 4.1 hereof (other than those set forth in Sections 4.1(c), (f) and (i) (the “Exempt Reps”), which shall survive until the expiration of the applicable statute of limitations) shall survive until the date that is nine (9) months following the Closing (“Expiration Date”). If the Closing of the transactions hereunder shall have occurred, the liability of Seller under this Agreement with respect to Seller’s breach of the representations and warranties of Seller set forth in Section 4.1 hereof (other than the Exempt Reps) shall not exceed, in the aggregate, an amount equal to five percent (5%) of the Purchase Price (the “Cap”). For the avoidance of doubt, Seller’s liability with respect to the Exempt Reps shall not be subject to the Expiration Date and shall not be subject to the Cap.

4.3 Covenants of Seller. From the Effective Date hereof until the Closing or earlier termination of this Agreement, Seller shall operate and maintain the Property in a manner generally consistent with the manner in which Seller has operated and maintained the Property prior to the date hereof. During the period from the date hereof to Closing, Seller shall (i) maintain the Property in good and safe condition, (ii) use commercially reasonable efforts to obtain the Seller Letter Agreement promptly after the Effective Date, and (iii) use commercially reasonable efforts to assist Purchaser in obtaining the Letter Agreement Assignment prior to Closing. During the period from the date hereof to Closing, Seller shall not: (a) Enter into any lease, license or use or occupancy agreement, without Purchaser’s prior written consent, which Purchaser may grant or withhold in its sole and absolute discretion (b) Other than the Pre-Closing Substation Work Contracts that Purchaser has previously approved in writing pursuant to the terms provided in Section 1.7 (the “Purchaser Approved Pre-Closing Substation Work Contracts”), enter into any contract or other agreement affecting the Property without Purchaser’s prior written consent, which Purchaser may grant or withhold in its sole and absolute discretion, unless such Contract will terminate without penalty upon (or prior to) Closing. Seller shall not amend or modify any of the Purchaser Approved Pre- Closing Substation Work Contracts without Purchaser’s prior written consent, which consent not to be unreasonably withheld, conditioned, or delayed. (c) Encumber the Property with any Encumbrance or consent to, suffer or permit any Encumbrance against the Property. As used herein, “Encumbrance” means any easement, right of way, dedication, covenant, condition, restriction, lien or other encumbrance. (d) Without the prior written consent of Purchaser, terminate, amend, modify or let lapse the Seller Letter Agreement (after the same is obtained) or any commitment from Duke Energy to provide electrical power transmission to the Property. Seller shall promptly inform Purchaser in writing of the receipt of any notice or communication from or to Duke Energy with respect to the Seller Letter Agreement or any such commitment. After the Seller Letter Agreement is obtained, Seller shall not pledge, encumber or assign to any party Seller’s rights, titles or interests in, to or under the Seller Letter Agreement. 4.4 Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller: (a) Purchaser’s Authority. Purchaser has been duly organized/formed and is validly existing and in good standing under the laws of the State of Delaware and, if legally required, is qualified to do business in, and is in good standing under the laws of, the State of South Carolina. Purchaser has the requisite right, power and authority to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The performance by Purchaser of Purchaser’s obligations hereunder will not violate or constitute an event of default under the terms and provisions of any material agreement, document or instrument to which Purchaser is a party or by which Purchaser is bound.

(b) Legal Power. Purchaser has the legal power, right and authority to enter into this Agreement and the instruments referenced herein, and to consummate the transaction contemplated hereby. (c) Duly Authorized. This Agreement is, and all the documents executed by Purchaser which are to be delivered by Purchaser to Seller at the Closing will be, duly authorized, executed, and delivered by Purchaser, and is and will be legal, valid, and binding obligations of Purchaser (except as may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally). (d) Requisite Action. All requisite action (trust or otherwise) has been taken by Purchaser in connection with entering into this Agreement and the instruments referenced herein to be executed by Purchaser and by the Closing Date all such necessary action will have been taken to authorize the consummation of the transaction contemplated hereby. No further consent of any shareholder, trustee, partner, member, trustor, beneficiary, creditor, investor, judicial or administrative body, governmental authority or other party is required for Purchaser to consummate the transaction contemplated by this Agreement. (e) Individual(s’) Authority. The individual(s) executing this Agreement and the instruments referenced herein on behalf of Purchaser has/have the legal power, right, and actual authority to bind Purchaser to the terms and conditions hereof and thereof. ARTICLE V DEFAULT 5.1 Default by Purchaser. IF PURCHASER MATERIALLY BREACHES ITS OBLIGATION UNDER THIS AGREEMENT TO PURCHASE THE PROPERTY, THEN SELLER SHALL BE ENTITLED, AS SELLER’S SOLE AND EXCLUSIVE REMEDY, TO TERMINATE THIS AGREEMENT AND RETAIN THE DEPOSIT AS LIQUIDATED DAMAGES. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF SUCH MATERIAL BREACH BY PURCHASER WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION. SELLER: /s/ Jordan Kovler PURCHASER: /s/ Joseph E. Teichman

5.2 Default by Seller. In the event there is a material breach or default under this Agreement on the part of Seller (including, but not limited to, a material breach of any of Seller’s representations or warranties) or if a condition precedent set forth in Section 3.6 cannot be fulfilled because Seller frustrated such fulfillment by some affirmative act or omission, Purchaser may, as its sole and exclusive pre-Closing remedy on the basis of such material breach or default, either (1) terminate this Agreement by delivery of notice of termination to Seller, whereupon (a) the Deposit plus all interest accrued thereon shall be immediately returned to Purchaser, (b) Seller shall pay to Purchaser any and all title, escrow, legal, financing, and inspection fees and costs incurred by Purchaser and any other expenses incurred by Purchaser in connection with the performance of its due diligence review of the Property and the processing/securing of entitlements and utilities, securing financing and preparing to acquire the Property, including, without limitation, environmental, geotechnical, architectural, engineering, utility and electric power consultants’ fees and financing deposits, not to exceed $100,000, and (c) neither Party shall have any further rights or obligations with respect to each other or this Agreement, except those that are expressly provided in this Agreement to survive the termination hereof, (2) continue this Agreement and waive in writing the material breach, or (3) pursue specific performance. For the avoidance of doubt, failure of Seller to close the transaction in accordance with the terms herein shall constitute a material breach. Notwithstanding the foregoing, if Seller shall have sold the Property to a third party, then in addition to the return of the Deposit and the payment of Purchaser’s fees, costs and expenses, Purchaser shall be entitled to all damages suffered or incurred by Purchaser. ARTICLE VI RISK OF LOSS Seller shall promptly notify Purchaser of any casualty to the Property or any condemnation proceeding commenced prior to the Closing. If any such damage or proceeding relates to or may result in the loss of any material portion of the Property or in material damage to the Property, within fifteen (15) days after receipt of such notification Purchaser shall deliver notice thereof to Seller of Purchaser’s election to either (a) terminate this Agreement, in which event, the Deposit plus all accrued interest thereon shall be immediately returned to Purchaser, each party shall bear one-half of the escrow costs incurred to date and neither party shall have any further rights or obligations hereunder, except for those obligations expressly stated as surviving termination of this Agreement, and Seller shall be entitled to all insurance proceeds and/or condemnation awards and payments; or (b) continue to proceed under this Agreement to close without adjustment to the Purchase Price (except as expressly set forth below), in which event upon the Closing, Seller shall assign to Purchaser any insurance proceeds, compensation, award, or other payments or relief resulting from such casualty or condemnation proceedings to the extent applicable or allocable to the Property and, if applicable, at Closing Seller shall be responsible for restoration costs in the amount of any applicable deductible. In the event Purchaser fails to deliver either such election in writing prior to the expiration of such fifteen (15) day period (if applicable, the Closing shall be extended to the expiration of such fifteen (15) day period), Purchaser shall be deemed to have elected to proceed under clause (b) immediately preceding. As used herein, the term “loss to a material portion of the Property or in material damage to the Property” shall mean a loss or damage involving a portion of the Property equal to or greater than $250,000 or in the loss of any access to the Property.

ARTICLE VII BROKERAGE COMMISSIONS 7.1 Brokerage Commissions. The provisions of this Section 7.1 shall survive Closing or earlier termination of this Agreement. Purchaser and Seller each represents and warrants to the other that no broker, agent or finder is entitled to the payment of a commission, fee or other compensation for services rendered in connection with the transactions contemplated herein. Each of the parties hereto agrees to indemnify, defend and hold the other harmless from claims made by any broker, agent or finder claiming through such party for a commission, fee or compensation in connection with this Agreement or the sale of the Property hereunder. ARTICLE VIII MISCELLANEOUS 8.1 Assignment. Purchaser shall have the right to assign its rights and obligations under this Agreement, by giving written notice to Seller at least five (5) business days prior to the Closing Date, to a subsidiary or affiliate of Purchaser or to an entity in which Purchaser holds an ownership or management interest. 8.2 Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) e-mail, (c) reputable overnight delivery service with proof of delivery, or (d) United States Mail, postage prepaid, registered or certified mail, return receipt requested, sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given either at the time of personal delivery or e-mail transmittal, or, in the case of expedited delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein. Notices may be given by attorneys on behalf of the party whom they represent. Unless changed in accordance with the preceding sentence, the addresses for notices given pursuant to this Agreement shall be as follows: If to Seller: 300 Jones Road LLC c/o Greenidge Generation Holdings Inc. 1159 Pittsford-Victor Road, Suite 240 Pittsford, NY 14534 Attention: Bachar Mahmoud Email: ********* with a copy to: Buist Byars & Taylor LLC 652 Coleman Blvd., Ste 200 Mt Pleasant, SC 29464 Attention: David F. Gieg E-Mail: *********

If to Purchaser: Wharton Equity Partners 757 Third Avenue, 18th Floor New York, NY 10017 Attention: Peter Lewis E-Mail: ********* And 300 Jones Road Associates LLC c/o The Lightstone Group 1985 Cedar Bridge Avenue, Suite 1 Lakewood, NJ 08701 ********* with a copy to: Seyfarth Shaw LLP 700 Milam St., Suite #1400 Houston, Texas 77002 Attention: Amadeo Cantu Email: ********* And Milbank 55 Hudson Yards New York, NY 10001-2163 Attention: Alex Meirowitz Email: ********* 8.3 Binding Effect; Survival. This Agreement shall not be effective in any way unless and until mutually executed by Seller and Purchaser. Notwithstanding anything contained herein, whether or not expressly provided to survive termination or Closing elsewhere in this Agreement, each provision of this Agreement, to the extent required to give such provision its full intended effect, shall survive either termination of this Agreement or Closing and this Agreement shall not be deemed to have merged into the Deed or any other of instruments or documents executed and delivered at Closing. 8.4 Modifications. This Agreement cannot be changed orally, and no executory agreement shall be effective to waive, change, modify or discharge it in whole or in part unless such executory agreement is in writing and is signed by Purchaser and Seller. 8.5 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described in this Agreement, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday under the laws of the State in which the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday or legal holiday. The final day of any such period shall be deemed to end at 5:00 p.m. (Eastern time).

8.6 Successors and Assigns. The terms and provisions of this Agreement are to apply to and bind the permitted successors and assigns of the parties hereto. 8.7 Entire Agreement. This Agreement, including the Exhibits, contains the entire agreement between the parties pertaining to the subject matter hereof and fully supersedes all prior written or oral agreements and understandings between the parties pertaining to such subject matter. 8.8 Further Assurances. The parties shall cooperate with each other as reasonably necessary to effect the provisions of this Agreement. Each party agrees that it will without further consideration execute and deliver such other documents and take such other action, whether prior or subsequent to Closing, as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Agreement (but without expanding the obligations or liability of either party hereunder in any manner other than in de minimis respects). The provisions of this Section 8.8 shall survive Closing. 8.9 Counterparts. This Agreement may be executed in counterparts, and all such executed counterparts shall constitute the same agreement. It shall be necessary to account for only one such counterpart in proving this Agreement. 8.10 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement shall nonetheless remain in full force and effect. 8.11 Applicable Law. THIS AGREEMENT IS PERFORMABLE IN THE STATE IN WHICH THE PROPERTY IS LOCATED AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE. 8.12 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller and Purchaser only and are not for the benefit of any third party (including, without limitation, Title Company and Broker), and accordingly, no third party shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing. The provisions of this Section 8.12 shall survive the closing of the transaction contemplated by this Agreement. 8.13 Confidentiality. Except (i) as required for compliance with applicable securities laws or governmental regulations affecting either Party, prior to Closing, (ii) in response to a request by a regulatory authority having jurisdiction over a Party or its affiliates, or (iii) to enforce the terms of this Agreement, Purchaser and Seller shall each maintain as confidential any and all material obtained about the other, this Agreement or the transactions contemplated hereby or, in the case of Purchaser, about the Property, and shall not disclose such information to any third party (except for Purchaser’s employees, agents, consultants, experts, lenders, investors, accountants or attorneys) without the written consent of the Purchaser or Seller, as applicable. This provision shall survive the Closing or any termination of this Agreement; provided, however, upon Closing Purchaser’s confidentiality obligations with respect to Property information/materials shall terminate.

8.14 Captions. The section headings appearing in this Agreement are for convenience of reference only and are not intended, to any extent and for any purpose, to limit or define the text of any section or any subsection hereof. 8.15 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto. 8.16 Termination of Agreement. It is understood and agreed that if either Purchaser or Seller terminates this Agreement pursuant to a right of termination granted hereunder, such termination shall operate to relieve Seller and Purchaser from all obligations under this Agreement, except for such obligations as are specifically stated herein to survive the termination of this Agreement. 8.17 Title Company’s Agreement. Title Company, as escrow agent, is executing this Agreement to confirm its agreement to serve as escrow agent hereunder in accordance with the terms set forth in this Agreement and the supplementary instructions (if any) referenced in Section 1.5 hereof. 8.18 Exclusivity. From and after the Effective Date, and so long as this Agreement has not been terminated by either party, Seller shall not (and shall not permit any of its affiliates, employees or other agents or representatives to) make, solicit or accept any offer to purchase or otherwise acquire the Property or any part thereof or interest therein (even if such offer is expressly made or accepted subject to this Agreement), or enter into any discussions with any entity, individual or other person looking toward such an offer. 8.19 Enforcement Costs. Should either party institute any action or proceeding to enforce any provision of this Agreement or for damages by reason of an alleged breach of any provision hereof, the prevailing party shall be entitled to receive all costs and expenses (including reasonable attorneys’ fees) incurred by such prevailing party in connection with such action or proceeding. 8.20 Net Worth Covenant. To enable Seller to satisfy Seller’s post-Closing liabilities under this Agreement or under any or in any document delivered by Seller at Closing, Seller agrees that during the period commencing on the Closing Date and ending on the Expiration Date, Seller shall maintain a liquid net worth of not less than the Cap and Seller shall not be dissolved; provided, however, if Purchaser makes a claim on or prior to the Expiration Date, Seller shall continue to maintain a net worth of not less than the lesser of (a) the Cap and (b) the aggregate amount of such claims after the Expiration Date, and Seller shall not be dissolved, until all such claims have been finally resolved. Seller shall cause Greenidge Generation Holdings Inc., a Delaware corporation, which is an affiliate of Seller, to execute the Joinder attached hereto. 8.21 Success Payment. Provided Duke Energy (its successor or assign) shall have actually delivered and shall actually be making available at least sixty (60) MW of electrical capacity to the Property (the “Post-Closing Power Condition”), if at any time between the Closing Date and December 31, 2030 (such period, the “Ramp-Up Period”), Duke Energy (its successor or assign) shall have actually delivered and shall actually be making available electrical capacity to the Property in excess of sixty (60) MW (each such event, an “Additional Energization” and the date on which such event occurs, an “Additional Energization Date”), Purchaser or its successor or assign (“Obligee”) shall pay Seller the sum of ONE HUNDRED AND EIGHTY THOUSAND DOLLARS ($180,000) per MW of electrical capacity in excess of sixty (60) MW (each such payment, a “Success Payment,” and collectively, the “Success Payments”) in cash by wire transfer of immediately available federal funds to a bank account designated by Seller. Seller acknowledges and agrees that Seller shall only be entitled to a Success Payment if (and only if) the Post-Closing Power Condition and the applicable Additional Energization(s) occur during the Ramp-up Period. The Success Payments paid to the Seller in the aggregate shall not exceed EIGHTEEN MILLION DOLLARS ($18,000,000) (the “Success Payment Cap”). If Seller is entitled to a Success Payment during the Ramp-Up Period, Purchaser shall deliver such Success Payment to Seller within three (3) months of the corresponding Additional Energization Date. For example, if Duke Energy delivered (i) an additional 30 MW of electrical capacity (for a total of 90 MW of electrical capacity) in an Additional Energization on January 1, 2028, and (ii) an additional 70 MW of electrical capacity (for a total of 160 MW of electrical capacity) in an Additional Energization on January 1, 2030, then Purchaser would pay Seller (x) a Success Payment of $5,400,000 on or before April 1, 2028 for the 30 MW Additional Energization, and (y) a Success Payment of $12,600,000 on or before April 1, 2030 for the 70 MW Additional Energization, for a total Success Payment of $18,000,000. As security for the Obligee’s obligation to make Success Payments for Additional Energizations during the Ramp-Up Period, Purchaser shall cause Lightstone Parent LLC, a Delaware limited liability company, which is an affiliate of Purchaser (“Joinder Party”), to execute the Joinder attached hereto. The provisions of this Section 8.21 shall survive the Closing, shall run with the land, and be binding on Purchaser’s successors and assigns. [SIGNATURES ON FOLLOWING PAGE]

Purchase and Sale Agreement and Joint Escrow Instructions – Signature Page IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date. SELLER: 300 JONES ROAD LLC, a Delaware limited liability company By: /s/ Jordan Kovler Name: Jordan Kovler Title: Chief Executive Officer PURCHASER: 300 JONES ROAD ASSOCIATES LLC, a Delaware limited liability company By: /s/ Joseph E. Teichman Name: Joseph E. Teichman Title: EVP and General Counsel

Joinder - Signature Page JOINDER To further induce Purchaser to enter into this Agreement, Greenidge Generation Holdings Inc., a Delaware corporation (“Joinder Party”), has joined in execution of this Agreement solely to evidence its guarantee of, and Joinder Party hereby unconditionally and irrevocably guarantees to Purchaser (“Beneficiary”), as a primary obligor and not merely as surety, the payment of all post-Closing obligations of Seller pursuant to this Agreement (the “Guaranteed Obligations”). Joinder Party acknowledges that it is an affiliate of Seller and will receive substantial economic and other benefits from the execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated by this Agreement. To enable Joinder Party to satisfy the Guaranteed Obligations, Joinder Party agrees that during the period commencing on the Closing Date and ending on the Expiration Date, Joinder Party shall maintain a liquid net worth of not less than the Cap, and Joinder Party shall not be dissolved; provided, however, if Purchaser makes a claim on or prior to the Expiration Date, Joinder Party shall continue to maintain a liquid net worth of not less than the lesser of (a) the Cap and (b) the aggregate amount of such claims after the expiration of the Expiration Date, and Joinder Party shall not be dissolved, until all such claims have been finally resolved. Joinder Party waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of acceptance of this guarantee, and notices of every kind, and consents to any and all amendments and modifications of this Agreement executed by Seller and Purchaser. Joinder Party agrees that Joinder Party’s obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Seller or their estates in bankruptcy resulting from the operation of any present or future provision of any applicable bankruptcy law, regulation or other similar statute, or from the decision of any court. Joinder Party agrees that this Joinder shall inure to the benefit of and may be enforced by Purchaser, its successors and assigns, and shall be binding upon and enforceable against Joinder Party and its successors. This agreement by Joinder Party (this “Joinder”) is a guaranty of payment and performance and not merely a guaranty of collection. Joinder Party shall be primarily liable, jointly and severally, with Seller for the Guaranteed Obligations. Joinder Party waives any right to require Purchaser to (a) join Seller with Joinder Party in any suit arising under this Joinder, (b) proceed against or exhaust any security given to secure Seller’s obligations under this Agreement, or (c) pursue or exhaust any other remedy in Purchaser’s power. IN WITNESS WHEREOF, Joinder Party has caused this Joinder to be executed by its duly authorized officer as of the Effective Date of this Agreement. GREENIDGE GENERATION HOLDINGS INC., a Delaware corporation By:_/s/ Jordan Kovler. Name: Jordan Kovler Title: Chief Executive Officer

Joinder - Signature Page JOINDER To further induce Seller to enter into this Agreement, LIGHTSTONE PARENT LLC, a Delaware limited liability company (“Joinder Party”), has joined in execution of this Agreement solely to evidence its guarantee of, and Joinder Party hereby unconditionally and irrevocably guarantees to Seller (“Beneficiary”), as a primary obligor and not merely as surety, the payment of all post-Closing obligations of Purchaser under Section 8.21 of this Agreement (the “Guaranteed Obligations”). Joinder Party acknowledges that it is an affiliate of Purchaser and will receive substantial economic and other benefits from the execution and delivery of this Agreement by Purchaser and the consummation of the transactions contemplated by this Agreement. To enable Joinder Party to satisfy the Guaranteed Obligations, Joinder Party agrees that during the period commencing on the Closing Date and ending on the expiration of the Ramp-Up Period, Joinder Party shall maintain a liquid net worth of not less than the Success Payment Cap, and Joinder Party shall not be dissolved; provided, however, if Seller makes a claim on or prior to the expiration of the Ramp-Up Period, Joinder Party shall continue to maintain a net worth of not less than the lesser of (a) the Success Payment Cap and (b) the aggregate amount of such claims after the expiration of the Ramp-Up Period, and Joinder Party shall not be dissolved, until all such claims have been finally resolved. Joinder Party waives diligence, presentment, protest, notice of dishonor, demand for payment, notice of acceptance of this guarantee, and notices of every kind, and consents to any and all amendments and modifications of this Agreement executed by Seller and Purchaser. Joinder Party agrees that Joinder Party’s obligations hereunder shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Purchaser or their estates in bankruptcy resulting from the operation of any present or future provision of any applicable bankruptcy law, regulation or other similar statute, or from the decision of any court. Joinder Party agrees that this Joinder shall inure to the benefit of and may be enforced by Seller, its successors and assigns, and shall be binding upon and enforceable against Joinder Party and its successors. This agreement by Joinder Party (this “Joinder”) is a guaranty of payment and performance and not merely a guaranty of collection. Joinder Party shall be primarily liable, jointly and severally, with Purchaser for the Guaranteed Obligations. Joinder Party waives any right to require Seller to (a) join Purchaser with Joinder Party in any suit arising under this Joinder, (b) proceed against or exhaust any security given to secure Purchaser’s obligations under this Agreement, or (c) pursue or exhaust any other remedy in Seller’s power. IN WITNESS WHEREOF, Joinder Party has caused this Joinder to be executed by its duly authorized officer as of the Effective Date of this Agreement. LIGHTSTONE PARENT LLC, a Delaware limited liability company By:_/s/ Joseph E. Teichman Name: Joseph E. Teichman Title: EVP and General Counsel